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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

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This filing contains screenshots, filed herewith as Exhibit 1, from the website launched by Standard General L.P. (“Standard General”) on March 31, 2020 to communicate with the shareholders of TEGNA Inc. (the “Company”). The website address is www.TomorrowsTEGNA.com. This website contains links to Standard General’s website at http://www.standardgenerallp.com/ and screenshots from Standard General’s website is also filed herewith as Exhibit 2.

About Standard General L.P.

Standard General L.P. is a New York City-based SEC-registered investment advisor that manages event-driven opportunity funds. Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. For more information, please visit http://www.standardgenerallp.com/.

Investor Contacts

Bruce Goldfarb / Jason Alexander / Pat McHugh

Okapi Partners

info@okapipartners.com

(212) 297-0720

Media Contacts

media@standgen.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Standard General L.P., together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the "Company").

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

Exhibit 1

Screenshots from www.TomorrowsTEGNA.com

Receive Email Updates Stay Informed. Email Address Submit What Is This Vote For? How Do You Vote? Who Are The Nominees? For Tomorrow's TEGNA Our Nominees. Join us in demanding real change at TEGNA by voting for Standard General's highly qualified nominees.

Colleen Brown Soohyung Kim Founding Partner Standard General L.P. Former President and CEO Fisher Communications, Inc. 3/30/20 - Standard General Responds To TEGNA'S Announcement On Acquisition Approaches 3/20/20 - Standard General Comments On Potential Acquisition Offers For TEGNA View Press Releases Investor Contacts Media Contact Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okaR.iRartners.com (212) 297-0720 Ellen McClain Haime Former Vice President, Finance Hearst-Argyle Television, Inc. Deborah McDermott Chief Executive Officer Standard Media Group LLC I TOMORROW'S Tegna Disclaimer I © 2020 Standard General L.P. All Rights Reserved

Given Standard General's substantial investment in TEGNA, our expertise in the broadcasting industry, and our focus on driving value for all TEGNA shareholders, we strongly believe that TEGNA shareholders would benefit from having Standard General's five diverse, independent and highly qualified nominees on the TEGNA board. Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okaR.iRartners.com (212) 297-0720 Media Contact TOMORRow’s TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

Standard General invested in TEGNA because we believe it owns the most strategic set of local broadcasting assets that, when operated correctly, can be enormously profitable and create significant value for shareholders. However, since becoming a pure-play broadcaster, the Company has drastically underperformed its peers, levering its balance sheet and making acquisitions at premium prices, while the Board has seemingly refused to engage with numerous strategic buyers that reportedly are keenly interested in acquiring the Company at a substantial premium. View Shareholder Letter View Proxy Statement View Press Releases Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okaR.iRartners.com (212) 297-0720 Media Contact I TOMORROW'S TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

3/20/20 Standard General Comments On Potential Acquisition Offers For TEGNA 3/6/20 Standard General Comments on Media Reports of Potential Acquisition Offers to TEGNA 2/20/20 Standard General Releases New Letter To TEGNA Shareholders 1/16/20 Standard General Responds To TEGNA's Baseless Allegations 1/15/20 Standard General to Nominate Slate of Four Highly Qualified, Diverse Director Candidates for Election at TEGNA's 2020 Annual Meeting Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okapjRartners.com (212) 297-0720 Media Contact I TOMORROW'S TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

Replacing four of TEGNA's 12 current directors with our diverse, independent and highly qualified nominees will promote needed changes and benefit all shareholders. Colleen Brown Former President and CEO Fisher Communications, Inc. Soohyung Kim Founding Partner Standard General L.P. Ellen McClain Haime Former Vice President, Finance Hearst-Argyle Television, Inc. Standard General has carefully constructed a slate that brings extensive Csuite and Directorship experience in publicly-traded local affiliate broadcasting companies. Unlike the current TEGNA Board, our nominees have decades of local broadcast experience in the TV broadcasting industry and backgrounds spanning strategic planning, finance, M&A and technology. Collectively, they have decades of experience as CEOs, CFOs, COOs, and directors of publicly-traded broadcasting companies. Our nominees are committed to rigorous oversight of TEGNA's management, operations and business strategy, and to ensuring that TEGNA conducts a full and fair evaluation of its strategic alternatives. Importantly, with the addition of our nominees, TEGNA's Board would much better reflect the diversity of its audience. The upcoming annual meeting provides shareholders the opportunity to bring new and independent perspectives to TEGNA’s Board Our nominees are committed to making a Deborah McDermott Chief Executive Officer Standard Media Group LLC

difference, and to bringing fundamental change after a lost decade of strategic missteps and underperformance. Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okaR.iRartners.com (212) 297-0720 Media Contact 1Tomorrow’s TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

TOMORROW'S TEGNA
HOME SHAREHOLDER MATERIALS OUR NOMINEES HOW TO VOTE WHAT THEY'RE SAYING ABOUT STANDARD GENERAL



Colleen Brown

Former President and CEO
Fisher Communications, Inc.

As a director, Ms. Brown will bring to the Board extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company Chief Executive Officer, as well as a senior officer in two large media companies, will be a valuable resource to the Company.

Colleen B. Brown is the founder of Marca Global, LLC, a marketing technology company. Ms. Brown served as President and Chief Executive Officer of Fisher Communications, Inc. (NASDAQ: FCSI) from 2005 to 2013 and as a director of Fisher Communications, Inc. from 2006 to 2013. She also served as Senior Vice President of Belo Corporation, President of the Television Division of Lee Enterprises, and President and General Manager of various companies at Gannett Co. Inc. Ms. Brown currently serves as a director of Big 5 Sporting Goods Corporation (NASDAQ:BGFV), TrueBlue, Inc. (NYSE:TBI), German-based Spark Networks, and privately held Port Blakely Companies. She has previously served as chairperson of the board of American Apparel, Inc., and on the boards of Career Builder, Classified Ventures, and DataSphere Technologies. In 2017, Ms. Brown was honored as Director of the Year by the Pacific Northwest National Association of Corporate Directors (NACD). Ms. Brown was inducted in 2014 to the GAMCO Management Hall of Fame. Ms. Brown is also a Henry Crown Fellow and member of the Aspen Leadership Institute. Ms. Brown holds a B.S. from the University of Dubuque and M.B.A. from the University of Colorado. As a director, Ms. Brown will bring to the Board extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company Chief Executive Officer, as well as a senior officer in two large media companies, will be a valuable resource to the Company.

Back To Nominees

Investor Contacts

Okapi Partners
Bruce Goldfarb / Jason Alexander / Pat McHugh
info@okapipartners.com
(212) 297-0720

Media Contact

media@standgen.com

TOMORROW'S TEGNA

Disclaimer | © 2020 Standard General L.P. All Rights Reserved

HOME SHAREHOLDER MATERIALS OUR NOMINEES HOW TO VOTE WHAT THEY'RE SAYING ABOUT STANDARD GENERAL Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okapipartners.com (212) 297-0720 Soohyung Kim Founding Partner Standard General L.P. As a director, Mr. Kim will bring to the Board significant experience in the television broadcasting industry as well as extensive M&A experience and knowledge of the capital markets. Soohyung Kim is the Founding Partner of Standard General L.P., an investment firm, and is the firm's Chief Executive Officer and Chief Investment Officer. Mr. Kim served as a director of New Young Broadcasting Holding Co., Inc. and Media General from 2011 to its sale in 2017. Mr. Kim is a director of Twin River Worldwide Holdings, Inc. (NYSE:TRWH), where he serves as Chairman of the Board. Mr. Kim was inducted in 2016 to the GAMCO Management Hall of Fame. Mr. Kim holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University. As a director, Mr. Kim will bring to the Board significant experience in the television broadcasting industry as well as extensive M&A experience and knowledge of the capital markets. Back To Nominees Media Contact 1TOMORROW’S TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

HOME SHAREHOLDER MATERIALS OUR NOMINEES HOW TO VOTE WHAT THEY'RE SAYING ABOUT STANDARD GENERAL Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okaR.iRartners.com (212) 297-0720 Ellen McClain Haime Former Vice President, Finance Hearst-Argyle Television, Inc. As a director, Ms. McClain will bring to the Board extensive financial, operational and organizational expertise gained as Chief Financial Officer, Chief Operating Officer, and President of public and private enterprises. Ellen McClain Haime is the Chief Financial Officer of Year Up, Boston, MA, a not-for-profit provider of job training services. Ms. McClain previously served as Vice President, Finance of Hearst-Argyle Television, lnc.(NYSE:HTV), a publicly-traded owner/operator of 29 television stations. Prior to her role at Hearst-Argyle, Ms. McClain served as Senior Vice President, Chief Financial Officer and Vice President, Corporate Development at Granite Broadcasting Corporation. Ms. McClain serves on the Board of Directors of Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products. Ms. McClain previously served as President, Chief Operating Officer, Senior Vice President and Chief Financial Officer for the New York Racing Association, Inc., the operator of three of the largest racetracks in the United States. Ms. McClain earned a B.A. in Economics from Brown University and a Master in Business Administration degree from Harvard University. As a director, Ms. McClain will bring to the Board extensive financial, operational and organizational expertise gained as Chief Financial Officer, Chief Operating Officer, and President of public and private enterprises. Back To Nominees Media Contact 1TO MORRow·s 1mm1 Disclaimer I © 2020 Standard General L.P. All Rights Reserved

HOME SHAREHOLDER MATERIALS OUR NOMINEES HOW TO VOTE WHAT THEY'RE SAYING ABOUT STANDARD GENERAL Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okapipartners.com (212) 297-0720 Deborah McDermott Chief Executive Officer Standard Media Group LLC As a director, Ms. McDermott will bring to the Board significant operating experience in the television broadcasting industry. Deborah McDermott is the Chief Executive Officer of Standard Media Group LLC. Ms. McDermott has over twenty years of experience leading broadcast groups, most recently as Chief Operating Officer of Media General and as Chief Executive Officer and President of Young Broadcasting. In these roles, Ms. McDermott served as a key member of the leadership teams responsible for the successful acquisition and integration of more than 90 stations. Ms. McDermott is also a member of the Broadcasting & Cable Hall of Fame and has served as Chair of the National Association of Television Program Executives (NATPE), Chair of the ABC Affiliate Board of Governors, and as a member of the Boards of the National Association of Broadcasters (NAB) and the Television Bureau of Advertising (TVB). Ms. McDermott is currently a director of MediaCo Holding Inc. (NASDAQ: MDIA) and a director of Truxton Trust. In addition, Ms. McDermott is a member of the board of the Country Music Association. Ms. McDermott is a graduate of South Dakota State University. As a director, Ms. McDermott will bring to the Board significant operating experience in the television broadcasting industry. Back To Nominees Media Contact TOMORROW’S TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

The Annual Meeting of Shareholders of TEGNA Inc. to be held on April 30, 2020 is approaching PLEASE VOTE THE WHITE PROXY CARD TODAY Voting Your Shares is Quick and Easy 1. Enclosed with your Standard General proxy materials, you will find a WHITE proxy card or voting instruction form. TIP: This is usually the very same piece of paper that shows your address through the window envelope. Be careful not to discard it by accident. 2. The WHITE proxy card provides easy instructions for three methods of voting: 0 3. You may choose whichever method is most convenient for you. If you decide to vote by phone or online, you'll want to have handy the Control Number located on your WHITE proxy card or voting instruction form. If you have any questions or need assistance voting your shares, please contact: Okapi Partners Toll-Free at (855) 208-8902 Thank you for your support.

"There's a lot of rigor in [Soo Kim's] analysis. He's very thoughtful in his approach. He saw the value in broadcasting when he took a position in Young. I think he quickly realized the industry was about to consolidate and wanted to participate in that upside." - George Mahoney, Former President & CEO, Media General; September 24, 2014 "Despite the beat and positive outlook, TGNA shares traded down -6% relative to the market +0.2% and broadcaster peers mostly up [following Q4 and full year 2019 earnings]. We think this reflects a view that management will continue to pursue its current strategy as opposed to a sale, as some investors may have thought or hoped for after involvement from activist funds." - Alexia Quadrani, JP Morgan; February 11, 2020 "Tegna has lost half of its value over the past six months as the company's operating revenue has fallen short of analyst projections amid slower-than-expected sales in a non-political year. The company has also struggled to find the right core of investors in the wake of Gannett's decision to separate its TV-stations from its legacy print businesses." - Leon Lazaroff, TheStreet; October 2, 2017

Standard General L.P. is an SEC-registered investment advisor managing event driven opportunity funds with significant experience in the local TV broadcasting space.

profitable outcomes in similarly situated local TV broadcasting companies.



Standard General's Media-Related Investments and Experience

Media General, Inc. (NYSE:MEG)

Media General was a publicly-traded broadcaster which, like TEGNA, had a long tradition in print media, and had divested those assets to pursue a pure-play broadcasting strategy. As a substantial shareholder, with a single Standard General principal on the Board, we worked constructively with the management team and directors to help guide Media General through a merger with publicly-traded LIN Media LLC (NYSE: LIN) that more than doubled its station portfolio.

Following that merger, we helped oversee substantial increases in cash flow through a series of operational improvement initiatives and strategic acquisitions before ultimately selling the combined company to Nexstar Media Group (NASDAQ: NXST) in transaction valued at approx. $5 billion. The sale price represented a multiple of 11.2x EBITDA and an implied return of 179% during our 3.6 years of ownership. Holders who continue to own the stock today have earned a 280% return over 6.6 years.

Standard Media Group LLC

Standard Media Group, an innovative and diverse media company committed to high-quality local news with $10 million of annual cash flow, owns local affiliate stations in Providence, Rhode Island and Lincoln, Nebraska.

MediaCo Holding, Inc. (NASDAQ:MDIA)

MediaCo Holding, owns two radio stations, WQHT-FM and WBLS-FM, which serve the New York City metropolitan area.

Visit Standard General's Website



Investor Contacts

Okapi Partners
Bruce Goldfarb / Jason Alexander / Pat McHugh
info@okapipartners.com
(212) 297-0720

Media Contact

media@standgen.com

Disclaimer | © 2020 Standard General L.P. All Rights Reserved

HOME SHAREHOLDER MATERIALS OUR NOMINEES HOW TO VOTE WHAT THEY'RE SAYING ABOUT STANDARD GENERAL Disclaimer The views expressed in the materials on this website represent the opinions of Standard General L.P. ("Standard General"), which beneficially owns shares of common stock of TEGNA Inc. ("TEGNA") and are based on publicly available information with regard to TEGNA. Standard General reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes, except as may be required by law. Standard General disclaims any obligation to update the information or opinions contained on this website, except as may be required by law. The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Although Standard General believes the statements made by it in materials on this website are substantially accurate in all material respects and do not omit material facts necessary to make those statements not misleading, except as may be required by law, Standard General makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to TEGNA or any other companies mentioned. TEGNA shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of TEGNA and any other companies to which those statements or communications may be relevant. This website may contain links to articles, videos and/or other materials (collectively, "Media"). The views and opinions expressed in such Media are those of the authors or speakers referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Standard General. Standard General has not sought or obtained consent from any third parties to use any statements, views or opinions of third parties presented in materials on this website (including in any Media). Any such statements, views or opinions should not be viewed as indicating the support of such third parties for the opinions of Standard General expressed in materials on this website. In addition, certain financial projections and statements presented in materials on this website have been derived or obtained from filings made by third parties with the Securities and Exchange Commission ("SEC"), or other regulatory authorities and from other third party reports. Except as may be required by law, Standard General makes no representation or warranty, express or implied, as to the accuracy or completeness of any financial projections, statements, views or opinions of third parties presented in materials on this website (including in any Media) or derived or obtained from filings made by third parties with the SEC or other regulatory authorities and from other third party reports. Cautionary Statement Regarding Forward Looking Statements The materials on this website contain forward looking statements All materials contained on this website that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan" and similar expressions are generally intended to identify forward looking statements. The projected results and statements contained in materials on this website that are not historical facts are based on current expectations, speak only as of the date of those materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different than from any future results, performance or achievements expressed or implied by such projected results or statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, regulatory, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Standard General or any other person. Although Standard General believes that the assumptions underlying the projected results or forward looking statements presented by it in materials on this website are reasonable as of the date of those materials, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the projected results or forward looking statements included in materials on this website will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward looking statements included in materials on this website, the inclusion of such information should not be regarded as a representation as to future results or that the objectives or strategic initiatives expressed or implied by such projected results and forward looking statements will be achieved. Standard General does not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward looking statements included in materials on this website to reflect events or circumstances after the date of such materials or to reflect anticipated or unanticipated events. There is no assurance or guarantee with respect to the prices at which the shares of common stock of TEGNA will trade, and such shares may not trade at prices that may be implied by materials on this website. Additional Information On March 30, 2020, Standard General, together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders of TEGNA. The identity of the participants in Standard General's solicitation and a description of their direct or indirect interests in the solicitation can be found in the definitive proxy statement. STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF TEGNA TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP:IIWWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB I JASON ALEXANDER I PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM. This website may employ cookies. The publicly accessible areas of this website do not automatically gather any personal information, and such information will not be collected unless information such as your name, phone number or e-mail address is provided voluntarily. We reserve the right to gather non-personal information and perform statistical analysis of user behavior and patterns on this website. Investor Contacts Okapi Partners Bruce Goldfarb I Jason Alexander I Pat McHugh info@okapipartners.com (212) 297-0720 Media Contact TOMORROW'S TEGNA Disclaimer I © 2020 Standard General L.P. All Rights Reserved

Exhibit 2

Screenshots from Standard General Website

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN FIRM OVERVIEW Standard General is a New York-based investment firm that manages event-driven opportunity funds. We focus on companies with complex capital structures that are undergoing dramatic change or are faced with material events. The key to our investment approach is familiarity with both credit markets and equity investing. Companies in our universe have investable equity and credit components. Our experienced investment professionals analyze how each part of a company's capital structure will act and interact with the whole. We complement this analysis with an event-driven approach. We seek mispriced opportunities that we anticipate the market will correct, or where we ourselves have the opportunity to create value. We apply this framework in an even-handed manner that generates both long and short investment ideas. Combining a catalyst-dependent focus with our willingness to position ourselves flexibly allows us to target an all-weather stream of returns. We believe this approach can generate a differentiated and uncorrelated return stream. Standard General was founded in 2007 and has been a SEC-registered Investment Adviser since 2009. We primarily manage capital for public and private pension plans, endowments, foundations, and high net worth individuals. - INVESTMENT PROCESS Our cross-capital structure approach gives us a broader foundation from which to identify specific events and catalysts. We seek very specific situations, but we seek them broadly across markets, asset classes, and industries. The strategy allows us to be nimble and to go where markets offer the most compelling risk/reward opportunities. Most investment strategies are compartmentalized by different constraints limited to debt or equity, by loans or bonds, by credit rating, by market capitalization, or by time horizon. Unencumbered by these restrictions, our strategy is to deploy capital in all of the above areas. We use our analysis of specific credit considerations such as liquidity, collateral, and covenants to help us evaluate potential investments across capital structures. Over the years, we have found this especially relevant for public companies that also have a credit component. We believe we have an advantage over more equity-centric investors when evaluating such companies, as those unaccustomed to evaluating credit may minimize its relevance when markets are uneventful, yet overreact when credit issues loom. Our cross-capital structure approach gives us a broader foundation from which to identify specific events and catalysts. The greatest impact of employing this approach, particularly without the constraints of silos or arbitrary limitations, is that we uncover an uncommon pool of situations, which we believe has little overlap with other managers. We believe that our investors are specifically drawn to our differentiated approach and portfolios. Over time, this has given us the added advantage of a committed investor base that has allowed us to see events through to their resolution.

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN

FIRM OVERVIEW INVESTMENT PROCESS LEADERSHIP CONTACT US LOGIN

DISCLAIMER -- Effective as of May 1, 2014 The information contained herein is confidential information regarding Standard General L.P. and its affiliates (collectively, "Standard General"). Material presented herein is believed to be reliable, but none of Standard General or any of its affiliates or employees makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as such or as a promise or representation as to the past or future performance of any funds or accounts managed by Standard General (the "Funds" ). Information and opinions are as of the date stated above only and are subject to change without notice. Standard General has no obligation to inform the recipient when information contained herein changes or is updated. Additional information is available on request. You acknowledge that any of your requests for information are unsolicited and information provided or made available by Standard General shall neither constitute nor be construed as investment advice from Standard General to you or to form an investment advisory relationship, or any other client relationship between you and Standard General. Standard General is not responsible for any damages or loss related to the use of the website or any materials contained herein or from any computer virus, malfunction or other failure.

The content and information contained on Standard General's website has been prepared solely for informational purposes and do not constitute investment advice, or legal or tax advice, or an offer to buy or sell or a solicitation of any offer to buy or sell any security or to participate in any trading strategy. If any offer of securities is made, it shall be made pursuant to a definitive offering memorandum (the "Offering Memorandum") prepared by or on behalf of the relevant Fund that would contain material information not contained herein and that would supersede this information in its entirety. Any investment in any privately offered investment product involves a high degree of risk and is suitable only for sophisticated investors. Any decision to invest in the securities of any Fund should be made after reviewing the applicable definitive Offering Memorandum, conducting such investigations as the investor deems necessary and consulting the investor's own legal, accounting, and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the securities. The information contained herein is not intended for distribution to or use by any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. This material is intended only to facilitate your discussions with Standard General as to the opportunities available to our clients, is not intended to be used as a general guide to investing or as a source of any specific investment recommendations, and makes no implied or express recommendations concerning the manner in which any client's account should or would be handled, as appropriate investment strategies depend upon the client's investment objectives. It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the Funds described on the website.

Terms of Use TERMS OF USE Effective as of May 1, 2014 Thank you for visiting our website. Agreement PLEASE READ THESE TERMS AND CONDITIONS (THE “TERMS”) CAREFULLY BEFORE USING OUR WEBSITE (THE “SITE”). THE SITE IS AVAILABLE ONLY TO, AND MAY ONLY BE USED BY, INDIVIDUALS WHO CAN FORM LEGALLY BINDING CONTRACTS UNDER APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, THE SITE IS NOT AVAILABLE TO PERSONS UNDER AGE 18. BY ACCESSING THIS SITE AND ANY PAGES THEREOF, YOU ACKNOWLEDGE YOUR UNDERSTANDING OF, ACCEPT WITHOUT LIMITATION OR QUALIFICATION, AND AGREE TO BE BOUND BY, THE TERMS AND CONDITIONS HEREIN AND AS MODIFIED FROM TIME TO TIME. THESE TERMS, INCLUDING ALL DOCUMENTS REFERENCED HEREIN, CONSTITUTE A BINDING AGREEMENT BETWEEN YOU AND STANDARD GENERAL AND GOVERNS YOUR ACCESS TO AND USE OF THE SITE. EACH TIME YOU USE THE SITE, YOUR USE INDICATES YOUR FULL ACCEPTANCE OF AND AGREEMENT TO ABIDE BY THESE TERMS IN THEIR THEN CURRENT FORM. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS BELOW, DO NOT ACCESS THIS SITE, OR ANY PAGES THEREOF. Standard General L.P. and its affiliates (collectively, “Standard General”) reserve the right to change, modify, add or remove portions of the Terms or other documents referenced herein at any time for any reason, without notice, and in our sole discretion. Confidentiality By accessing the Site, the recipient agrees that it will, and it will cause its directors, partners, officers, employees, affiliates and representatives, to use such information only to evaluate its potential interest in any fund or account managed by Standard General (the “Funds”) and for no other purpose and not divulge any such information to any other party. Any reproduction of such information, in whole or in part, is prohibited. Use of This Website

This Site is owned and operated by, or on behalf of, Standard General. Access, distribution and/or use of this Site is subject to all applicable laws and regulations. To the extent that access, distribution and/or use of this Site would be deemed illegal by applicable law, such access, distribution and/or use is prohibited. Authorized users of this Site include existing clients of Standard General, existing investors in its Funds, qualified prospective clients and investors of Standard General and the Funds, and any other users authorized by Standard General. Standard General grants you a non-exclusive, non-transferable and limited personal license to access and use the Site for your personal and non-commercial use, conditioned on your continued compliance with these Terms. As an authorized user, you represent and warrant that you have full authority and all rights necessary to enter into and fully perform all of your obligations pursuant to these Terms, will be responsible for all activity on the Site and will not delete any material nor violate or attempt to violate the security of the Site. In addition, you may not modify, copy (except as set forth below), distribute, transmit, display, perform, reproduce, publish, license, create derivative works from, transfer, or sell any information, products or services obtained from the Site. You may not link other websites to the Site without Standard General’s prior written permission. Unauthorized access to and/or use of this Site, including but not limited to misuse of posted information, is strictly prohibited. You are prohibited from using the Site to advertise or perform any commercial solicitation. You also are prohibited from using any robot, spider, scraper or other automated means to access the Site for any purpose without the prior written permission of Standard General. You may not take any action that imposes, or may impose, in our sole discretion, an unreasonable or disproportionately large load on Standard General’s infrastructure, interfere or attempt to interfere with the proper working of the Site or any activities conducted on the Site, or bypass any measures that we may use to prevent or restrict access to the Site. You shall not, directly or indirectly, reverse engineer, decompile, disassemble, translate or convert any computer programs used to access the Site. Any special rules for the use of certain software and other content accessible on the Site may be included elsewhere within the Site and are incorporated into these Terms by reference. Any rights not expressly granted herein are reserved. Registration Information Investors currently holding interests in Funds will be provided login credentials by Standard General or its administrator to access additional material and information on the administrator’s website. If you are a current investor and have not received such login credentials, please contact Standard General’s administrator to obtain access to its website. You are responsible for maintaining the confidentiality of your login credentials. You are entirely responsible for any and all activities which occur under your login credentials whether or not authorized by you. Although Standard General will not be liable for losses caused by any unauthorized use of your account on the administrator’s website, you may be liable for the losses of Standard General or others due to such unauthorized use. You may not allow others to use your login credentials. If you know or believe that your login credentials have been compromised for any reason, you should contact Standard General’s administrator immediately to request new login credentials. If you provide your login credentials to any third party, you will be solely responsible for any actions taken by such third party using your login credentials. Non-European Investors Accessing the Site and the information that it contains constitutes a request by you, at your initiative, to be provided with information about the Funds. Neither Standard General, nor any of its affiliates, intends to actively market any Funds to investors in the European Union or the European Economic Area and, therefore, Standard General is outside the scope of the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (the “AIFMD”) and is not subject to the requirements of the AIFMD. If you are a prospective investor located in, or have your registered office in, the European Union or the European Economic Area, as a condition to your use of this Site, you represent that you acknowledge and understand that the information contained on this Site may not include information that Standard General would have been required to provide to you, or to otherwise make public, had either Standard General been required to comply with the AIFMD, and Standard General may not provide to you such information or sales materials which would otherwise have been required by the AIFMD. Forward Looking Statements THE SITE MAY INCLUDE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES CONCERNING THE OPERATIONS, PROSPECTS, STRATEGIES, FINANCIAL CONDITION AND FUTURE ECONOMIC PERFORMANCE OF STANDARD GENERAL’S BUSINESSES, AND OF THE FUNDS MANAGED BY STANDARD GENERAL AS WELL AS STANDARD GENERAL’S INTENTIONS, PLANS AND OBJECTIVES, THAT ARE BEYOND THE CONTROL OF STANDARD GENERAL. THESE STATEMENTS ARE BASED UPON A NUMBER

OF ASSUMPTIONS AND ESTIMATES WHICH ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF STANDARD GENERAL. WHEN USED ON THE SITE, WORDS LIKE “ANTICIPATES,” “EXPECTS,” “BELIEVES,” “ESTIMATES,” “SEEKS,” “PLANS,” “INTENDS,” “WILL” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS DESIGNED TO FALL WITHIN SECURITIES LAW SAFE HARBORS FOR FORWARD-LOOKING STATEMENTS. THE SITE AND THE INFORMATION CONTAINED HEREIN DO NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER FOR SALE OF ANY SECURITIES. NONE OF THE INFORMATION CONTAINED HEREIN IS INTENDED TO BE, AND SHALL NOT BE DEEMED TO BE, INCORPORATED INTO ANY OF OUR SECURITIES OFFERING MATERIALS, SECURITIES FILINGS OR DOCUMENTS. Ownership of Content The Site and all of its content, including but not limited to all text, graphics, charts, audio, logos, images, data compilations, icons, code and software (“Content”), are the property of Standard General and are protected by U.S. and international copyright and other intellectual property and related laws, rules and regulations, with all rights reserved unless otherwise noted. All trademarks, service marks, trade names and other product and service names and logos displayed on the Site are proprietary to Standard General, including all registered and unregistered trademarks and service marks of Standard General. Notwithstanding the foregoing, if the Site includes any trademarks, service marks, trade names or logos of any third parties, such items are the proprietary marks and names of their respective owners, and are protected by applicable trademark and intellectual property laws (See “Privacy” below for additional information). Nothing contained on the Site should be construed as granting, by implication, estoppel, or otherwise, any license or right to use any trademark displayed on this Site without the prior written permission of Standard General or such third party that may own the trademarks displayed on this Site. You may not use the trademarks displayed on the Site. Your use of any Content, whether owned by Standard General or any third party, without Standard General’s express written permission, is prohibited except as otherwise expressly permitted in these Terms. Without limiting the foregoing, you are prohibited from using any of Standard General’s copyrighted material or trademarks for any purpose, including, but not limited to, use as metatags, links or otherwise on any website, without the prior written permission of Standard General. Privacy

This Privacy Policy covers only data collected through the Site and not any other data collection or processing, including, without limitation, data collection practices of other websites that are not controlled and/or maintained by Standard General to which we link or data that we or our affiliates collect offline. With respect to our internal security procedures, Standard General takes reasonable steps to maintain physical, electronic, and procedural safeguards in order to protect your personal data from loss, misuse, and unauthorized access, disclosure, alteration, and destruction. Standard General also requires third party companies that we hire and to whom we disclose data to keep such information confidential and to use it only to provide the services we have contracted with them to perform. Standard General may, itself or through a third party vendor, collect technical and usage data passively provided through the use of “cookies”, which are small pieces of data sent to your computer browser from our web server and stored on your computer's hard drive, or voluntarily provided by you while visiting the Site. User-provided data may include contact information, information related to the business you represent or information related to the financial information services you have requested. We may, but have no obligation to, monitor and record activity on the Site for any reason or for no reason. We may investigate any complaint or reported violation of the Terms. We may report any activity that we suspect may violate any law or regulation to regulators, law enforcement officials or other persons or entities that we deem appropriate or take any other action that we deem appropriate. When you communicate with Standard General electronically, via email or otherwise, you shall have consented to receive electronic communications from Standard General. You agree that all communications (including, but not limited to all notices, agreements and disclosures) provided to you electronically by Standard General satisfy any legal requirement that such communication be in writing. From time to time, the Site may contain links to other websites that are not controlled and/or maintained by Standard General. Access to and use of such other websites is at your own risk and subject to any terms and conditions of use which govern such websites. By providing such links, Standard General shall not be deemed to endorse, recommend, approve, guarantee or introduce any third parties or their services or products, or any facts, views, advice, information and/or products found on such websites. Standard General is not responsible for the content contained on any such websites, or for the failure of any product or service offered for sale or advertised on any such websites or for any damages that may result therefrom. Copyrights in the materials or information on the linked websites are owned by other organizations. Moreover, such other websites may have privacy policies or terms and conditions of use that differ from those of Standard General and/or may provide their users with less security than the Site. See “Ownership of Content” above for additional information. Intellectual Property Standard General values intellectual property and respects the intellectual property rights of others and will remove materials on its Site that infringe the copyrights of others. If you believe that your copyrighted material may have been infringed by material contained on this Site, then pursuant to Title 17, United States Code, § 512, you may notify Standard General's Designated Agent in writing as follows: Standard General L.P. 767 Fifth Avenue, 12th Floor, New York, NY 10153 (212)257-4701 legal@standgen.com Indemnity As a condition of your use of the Site, you hereby agree to indemnify and hold Standard General and its officers, directors, members, principals, investors, agents, and employees harmless from and against any and all claims, losses, liability, costs and expenses (including but not limited to attorney’s fees), as incurred, arising from your use of the Site or related services or from your violation of the Terms. You agree to indemnify, defend and hold harmless Standard General, its parent, subsidiary and affiliated entities and each of their respective owners, officers, directors, employees and agents from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including but not limited to attorney’s fees) arising from or in connection with your use of the Site and/or any violation of these Terms. You agree that your representations and warranties and your obligation to indemnify Standard General shall survive beyond any term that these are in effect. Miscellaneous

You agree that no joint venture, partnership, employment or agency relationship exists between you and Standard General as a result of these Terms or use of the Site. Standard General’s performance of these Terms is subject to existing laws and legal process, and nothing in these Terms is in derogation of Standard General’s right to comply with law enforcement requests or requirements relating to your use of the Site or information provided to or gathered by Standard General with respect to such use. By reviewing or using the information on the Site after accessing the Site, you represent and warrant that (a) you have the authority to enter into these Terms and create a binding contractual obligation, (b) you understand and intend these Terms to be the legal equivalent of a signed, written contract equally binding, and (c) you will use the information on the Site in a manner consistent with applicable laws and regulations and in accordance with these Terms, as Standard General may amend them online or otherwise from time to time. A printed version of these Terms and of any notice given in electronic form shall be admissible in judicial or administrative proceedings based on or relating to these Terms to the same extent and subject to the same conditions as other business documents and records originally generated and maintained in printed form. These Terms constitute the entire agreement between you and Standard General with respect to the Site and they supersede all prior or contemporaneous communications and proposals, whether electronic, oral or written, between you and Standard General with respect to the Site. No delay or failure on the part of either party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy. No waiver whatsoever shall be valid unless in writing, signed by the party to be charged, and then only to the extent therein set forth. You shall not assign or otherwise transfer these Terms, in whole or in part, or delegate or subcontract any of its rights or obligations hereunder, without Standard General’s prior written consent. Any attempted transfer or delegation by you without Standard General’s consent will be void. These Terms will bind and inure to the benefit of each party’s successors and permitted assigns. Governing Law Use of this Site and these Terms shall be governed by the laws of the State of New York of the United States of America, without regard to its conflict of law provisions. If any portion of these Terms is deemed unenforceable, unlawful or void by a Court of competent jurisdiction, then that portion of the Terms will be deemed severable and will not affect the enforceability or validity of the remaining portions of these Terms. Standard General does not claim that materials in the Site are appropriate or available for use in locations other than those within the United States. If you choose to access the Site from other locations, you do so on your own initiative, and you are responsible for compliance with any applicable local laws. If you have any questions or comments concerning our Site or these Terms, please contact us at: Standard General L.P. 767 Fifth Avenue, 12th Floor, New York, NY 10153 (212)257-4701 legal@standgen.com